UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2010
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 704-4000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 8, 2010, Dr. Chuck Reich retired from Imation’s Board of Directors. Dr. Reich had been a director of Imation since July 2004 and served as a member of the Company’s Audit and Finance Committee and Compensation Committee. Dr. Reich’s retirement from the Board of Directors was for personal reasons and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.
Upon the 2009 Annual Meeting of Stockholders held on May 6, 2009, Dr. Reich was granted options to purchase 13,696 shares of the Company’s common stock (the “Options”) and 2,581 shares of restricted stock (the “Restricted Stock”) as part of the compensation paid to non-employee directors of the Company. The Options and Restricted Stock vest in full on the anniversary of their grant date. On February 8, 2010, the Compensation Committee determined to immediately accelerate the vesting of the Options and Restricted Stock in connection with Dr. Reich’s retirement from the Board of Directors.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: February 10, 2010	By:	/s/ Paul R. Zeller
Paul R. Zeller
Senior Vice President, Chief Financial Officer